Exhibit 99.1

Inamed Receives Irrevocable Offer and Merger Agreement from Allergan;

Board Determines Allergan Transaction is Fair and Superior to Medicis Transaction

Santa Barbara, Calif., December 6, 2005—Inamed Corporation (Nasdaq: IMDC) announced today that its Board of Directors determined that the terms of a revised offer and merger agreement received by Inamed from Allergan, Inc. (NYSE: AGN) are fair to the Inamed stockholders and constitute a Company Superior Proposal when compared to the terms of the currently pending merger with Medicis Pharmaceutical Corporation.

Inamed also announced it was remaining neutral and not making any recommendation to Inamed stockholders with respect to the currently pending tender offer by Allergan. Inamed announced that it is taking this neutral position principally because the terms of the revised offer that Inamed has negotiated with Allergan are materially different than the terms of the current tender offer by Allergan and because Inamed is unable to enter into a definitive merger agreement with Allergan reflecting the terms of the revised offer until such time, if any, as Inamed’s merger agreement with Medicis is terminated.

Allergan’s unsolicited offer was originally filed with the SEC on November 21, 2005 and Allergan announced that it was offering to purchase all of the outstanding shares of Inamed for a per share consideration of $84 in cash or 0.8498 of a share of Allergan common stock, at the election of the holder, subject to proration such that the total value of the consideration payable would be $1.45 billion in cash and 17.9 million shares of Allergan. Allergan’s tender offer is currently scheduled to expire at 12:00 midnight, New York City time, on Tuesday, December 20, 2005. The financial terms of the revised offer are identical to the original tender offer made by Allergan; however, Inamed requested and received from Allergan a merger agreement signed by Allergan accompanied by an irrevocable offer letter that permits Inamed, subject to certain conditions, to approve and execute the merger agreement at any time through December 31, 2005. The full text of the irrevocable offer letter is attached to this press release.

About Inamed

Inamed (Nasdaq:IMDC) is a global healthcare company with over 25 years of experience developing, manufacturing and marketing innovative, high-quality, science-based products. Current products include breast implants for aesthetic augmentation and for reconstructive surgery; a range of dermal products to treat facial wrinkles; and minimally invasive devices for obesity intervention, including the LAP-BAND® System for morbid obesity. Inamed’s web site is www.inamed.com.

Additional Information about the Medicis Merger and the Allergan Tender Offer and Where to Find It In connection with the proposed merger of Medicis and Inamed, on November 16, 2005, Medicis filed definitive materials with the SEC, including a registration statement on Form S-4 that contains a prospectus and a joint proxy statement. In connection with the pending tender offer by Allergan, Allergan filed a Schedule TO and Registration Statement on Form S-4 that contains a prospectus and Inamed filed a Schedule 14D-9. The Allergan Registration Statement on Form S-4 has not yet become effective. INVESTORS AND SECURITY HOLDERS OF INAMED ARE URGED TO READ THE DEFINITIVE VERSIONS OF THE MEDICIS PROSPECTUS AND JOINT PROXY STATEMENT, THE SCHEDULE TO, THE SCHEDULE 14D-9 (INCLUDING ANY AMENDMENTS THERETO) AND THE PRELIMINARY VERSION OF THE ALLERGAN REGISTRATION STATEMENT AND PROSPECTUS. The definitive versions of these materials and other relevant materials (when they become available), and any other documents filed by Medicis, Inamed or Allergan with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Inamed by directing a written request to: Inamed, 5540 Ekwill Street, Santa Barbara, CA 93111, Attention: Investor Relations. Investors and security holders are urged t read the proxy statement, prospectus, Schedule TO, Schedule 14D-9 (including any amendments thereto) and the other relevant materials when they become available before making any voting or investment decision with respect to the Medicis merger or the Allergan tender offer.

Inamed and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Medicis and Inamed in connection with the merger. Information about those executive officers and directors of Inamed and their ownership of Inamed’s common stock is set forth in Inamed’s Proxy Statement, which was filed with the SEC on November 16, 2005. Investors and security holders may obtain additional information regarding the direct and indirect interests of Inamed and its executive officers and directors in the merger by reading the proxy statement and prospectus regarding the merger.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward-Looking Statements

This press release contains, in addition to historical information, forward-looking statements. Such  statements are based on management’s current estimates and expectations and are subject to a number of uncertainties and risks that could cause actual results to differ materially from those described in the forward-looking statements. Inamed is providing this information as of December 6, 2005 and expressly disclaims any duty to update information contained in this press release Forward-looking statements in this press release include, without limitation, express and implied statements regarding Inamed’s negotiations with Allergan and regulatory approvals. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those expressed or implied here. Readers are referred to the documents filed by Inamed with the Securities and Exchange Commission, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including but not limited to: risks that Inamed will be unable to reach agreement with Allergan; the risk that Inamed will become liable for fees or damages under the Medicis merger agreement; and risks of stockholder litigation. The information contained in this press release is a statement of Inamed’s present intention, belief or expectation and is based upon, among other things, the existing regulatory environment, industry conditions, market conditions and prices, the economy in general and Inamed’s assumptions. Inamed may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in Inamed’s assumptions or otherwise. Inamed undertakes no obligation to review or confirm analysts’ expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

TEXT OF OFFER LETTER

December 6, 2005

Mr. Nicholas L. Teti
Chairman, President and Chief Executive Officer

Inamed Corporation
5540 Ekwill Street
Santa Barbara, CA 93111

Dear Mr. Teti:

We are pleased to provide you with the attached Agreement and Plan of Merger (the “Merger Agreement”) among Allergan, Inc. (“Allergan”), Banner Acquisition, Inc. (“Merger Sub”) and Inamed Corporation (“Inamed”) executed by Allergan and Merger Sub. The execution and delivery of the Merger Agreement by Allergan and Merger Sub in conjunction with this letter constitutes a binding irrevocable offer (subject only to the terms and conditions set forth herein) by Allergan and Merger Sub to Inamed to enter into the Merger Agreement, and to conduct an exchange offer by Merger Sub for all of the shares of Inamed common stock on the terms and conditions set forth in the Merger Agreement (the “Offer”) and promptly thereafter to consummate the second step merger contemplated thereby (the “Merger”).  Inamed can accept this irrevocable offer at any time, after receipt of notice from Allergan that the conditions to this irrevocable offer set forth below have been met, by executing the Merger Agreement and returning the executed copy to me prior to the expiration thereof as set forth in this letter.

This irrevocable offer is subject solely to the following conditions:

(1)                                  Allergan shall be satisfied with the results of its limited due diligence investigation of Juvéderm® , which will be conducted solely to confirm that there are no material undisclosed adverse facts or developments, including, but not limited to, material facts regarding the development and regulatory approval process and timeline for Juvéderm® in the United States, and

(2)                                  Allergan shall be reasonably satisfied that there are no material facts or circumstances contained in Inamed schedules to the Merger Agreement that have not been disclosed to Allergan prior to the date hereof.

If, in Allergan’s reasonable judgment, the foregoing conditions are not met, this irrevocable offer may not be accepted by Inamed, and shall automatically expire and be of no further force or effect.  After expiration of this irrevocable offer, Allergan and Merger Sub shall have no further liability or obligation to Inamed, notwithstanding the execution and delivery of the Merger Agreement or this letter.

In addition, unless previously accepted by Inamed, in a manner that does not constitute a breach of the Medicis merger agreement, this irrevocable offer shall automatically expire and be of no further force and effect on the earliest to occur of the following events:

(1)                                  At 5:00 pm. Pacific Standard Time on December 6, 2005, unless at or prior to such time Inamed:

•                                          has determined that the Offer constitutes a Company Superior Proposal within the meaning of the Medicis merger agreement;

•                                          has determined in good faith, after consultation with outside legal counsel, that failure to (i) withdraw the recommendation of the Medicis merger agreement, and (ii) approve and recommend the Offer, would reasonably be likely to constitute a violation of its fiduciary duties under applicable law; and

•                                          has delivered written notice of such determinations to Medicis.

If Inamed timely takes these actions, then within five business days after delivery of the written notice to Medicis referenced in the third bullet above, Allergan and Merger Sub, as applicable, shall amend the registration statement on Form S-4 and the Schedule TO relating to Merger Sub’s exchange offer for of the outstanding shares of Inamed common stock commenced on November 21, 2005, to disclose the terms of this irrevocable offer and to state that the terms and conditions of such exchange offer will be amended to conform to the terms and conditions of the Offer upon acceptance of this irrevocable offer by Inamed in accordance with the terms and conditions set forth herein and Inamed’s execution and delivery of the Merger Agreement.

(2)                                  At  5:00 pm. Pacific Standard Time on December 13, 2005, unless on or prior to such time, Inamed has:

•                  publicly withdrawn its recommendation of the Medicis merger agreement,

•                  approved and publicly recommended the Offer; and

•                  amended its Solicitation/Recommendation Statement on Schedule 14D-9 with respect to Merger Sub’s exchange offer for all of the outstanding shares of Inamed common stock commenced on November 21, 2005 (the “14D-9”) to reflect the foregoing.

(3)                                  48 hours following termination of the Medicis merger agreement if

•                  Inamed has failed to provide, prior to such time, (A) all information requested by Allergan to enable Allergan to complete its limited due diligence investigation concerning Juvederm described above, and (B) Inamed’s definitive disclosure schedules to the Merger Agreement, or

•                  the Inamed board of directors has failed, prior to such time, to (A) approve the Merger Agreement and authorize the officers of Inamed to execute the Merger Agreement upon receipt of notice from Allergan that Allergan is satisfied that the conditions set forth above have been met, (B) approve the Offer and the Merger such that Section 203 of the Delaware General Corporation Law shall not apply to such transactions and approve the amendment of the Inamed stockholder rights agreement to provide that the stockholder rights agreement shall not apply to the Offer and the Merger, and (C) provided copies of such authorizations to Allergan (which authorizations shall be satisfactory to Allergan in its reasonable judgment).

(4)                                  24 hours following delivery by Allergan of written notice to Inamed that Allergan is satisfied with its limited due diligence investigation of Juvederm and Inamed’s definitive disclosure schedules to the Merger Agreement, each as described above, unless Inamed has executed and delivered to Allergan the Merger Agreement.

(5)                                  At 5:00 p.m. Pacific Standard Time on December 31, 2005.

We believe we have addressed all of the concerns we understood the Board of Directors of Inamed had with the terms of the exchange offer commenced by Merger Sub on November 21, 2005.

We look forward to hearing from you with regard to your determination.

Very truly yours,

Douglas S. Ingram
Executive Vice President, General Counsel
and Secretary